UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 3, 2013

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On February 3, 2013 and February 4, 2013, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation (“Green Forest”), entered into the following non-binding letters of intent (each an “LOI”): (1) with Da Chuang Business Management Consultant Co. Ltd. (“Da Chuang”) to acquire 100% ownership in 29,293 square meters of land owned by Da Chuang in the Xinhua Section of Xinpi township, Pingtun County, Taiwan (R.O.C.) (the “Subject Land”); and (2) with Da Ren International Development Inc. (“Da Ren”) to acquire 100% ownership interest in Da Ren, a Taiwan (R.O.C.) real estate holding company. Da Ren is a wholly owned subsidiary of Da Chuang. Both Da Chuang and Da Ren are controlled by our Vice President, Yu Chien Yang.

The closing of the acquisition of the land owned by Da Chuang is subject to the execution of a definitive agreement with Da Chuang. Before we will be able to enter into a definitive agreement, Da Chuang must satisfy certain conditions precedent to our satisfaction, including, among other things:

-	completing due diligence, including our review of all relevant information concerning the Subject Land, obtaining a satisfactory title search and survey of the Subject Land, and conducting environmental and feasibility studies, as needed;
-	confirming there are no pending actions, suits or proceedings pending or threatened against or affecting the Subject Land;
-	confirming that there are no outstanding options, rights of first refusal or other contractual obligations to purchase the Subject Land outstanding; and
-	successfully negotiating and entering into a definitive agreement for the sale of the Subject Land with us within 180 days from the date of signing the LOI.

The closing of the acquisition of Da Ren is subject to the execution of a definitive agreement with Da Chuang, Da Ren’s sole owner. Before we will be able to enter into a definitive agreement with Da Chuang, Da Chuang must satisfy certain conditions precedent to our satisfaction, including:

-	completing due diligence, including our review of Da Ren’s financial statements, history of financings, all liabilities and claims against Da Ren, all of Da Ren’s employment contracts, and all of Da Ren’s licenses and certifications;
-	Da Ren presenting us with fully audited financial statements and accounts and demonstrating that the accounting procedures in place at Da Ren are in full conformity with our expectations and requirements; and
-	Da Chuang successfully negotiating and entering into a stock purchase agreement with us within 180 days from the date of signing the LOI.

We have yet to determine the amount of consideration we will offer to acquire the Subject Land or Da Ren. Such determinations will be subject to negotiating and entering into definitive agreements. In addition, as a result of the number of conditions precedent to closing, some of which are not under our control, there can be no assurance that we will enter into definitive agreements or consummate the proposed acquisitions. Accordingly, investors should not place undue reliance on these non-binding letters of intent.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed herewith:

Exhibit	Description

10.1	Non-binding Letter of Intent, dated February 3, 2013, between Green Forest Management Consulting Inc. and Da Chaung Business Management Consultant Co. Ltd.

10.2	Non-binding Letter of Intent, dated February 4, 2013, between Green Forest Management Consulting Inc. and Da Ren International Development Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: February 7, 2013	By:	/s/ Chen Tseng Chih Ying
Chen Tseng Chih Ying Chief Executive Officer and Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description

10.1	Non-binding Letter of Intent, dated February 3, 2013, between Green Forest Management Consulting Inc. and Da Chaung Business Management Consultant Co. Ltd.

10.2	Non-binding Letter of Intent, dated February 4, 2013, between Green Forest Management Consulting Inc. and Da Ren International Development Inc.